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Exhibit 5.1


[Quarles & Brady letterhead]

                                October 29, 1997


Employee Solutions, Inc.
6225 N. 24th Street
Phoenix AZ 85016

Gentlemen and Ladies:

      We have represented Employee Solutions, Inc., an Arizona corporation (the "Company") and the Company's subsidiaries named on Annex A attached hereto (the "Guarantors") in connection with the filing of a Registration Statement of the Company on Form S-4 (the "Registration Statement") to be filed under the Securities Act of 1933, as amended. The Registration Statement relates to the proposed exchange offer by the Company of up to $85 million of Series B 10% Senior Notes (the "Exchange Notes") for the Company's outstanding 10% Senior Notes (the "Original Notes") in the same principal amount, all in the manner set forth in the Registration Statement and in the Prospectus constituting a part thereof (the "Prospectus"). Capitalized terms not otherwise defined herein have the same meaning assigned to them in the Prospectus.

      In such capacity, we have examined copies of the Registration Statement, including the Prospectus, and originals, or copies identified to our satisfaction, of such corporate records of the Company and the Guarantors, such other agreements and instruments, certificates of public officials, officers of the Company and the Guarantors and other persons as we have deemed necessary as a basis for the opinions expressed below. In all such examinations, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals, the valid authorization and due execution and delivery of documents by parties other than the Company and the Guarantors, and the conformity with the originals of all documents submitted to us as copies.

      Based upon the foregoing, and subject to the qualifications set forth below we are of the opinion that:

            (1) The Company is a corporation validly existing in good standing under the laws of Arizona.
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Employee Solutions, Inc.
October 29, 1997
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            (2) Each of the Guarantors is a corporation validly existing in good standing under the laws of its jurisdiction of incorporation.

            (3) The Exchange Notes have been duly and validly authorized by the Company and when executed by the Company in accordance with the Indenture and when issued in exchange for Original Notes as contemplated by the Registration Statement and the Prospectus, assuming due authentication of the Exchange Notes by the Trustee, upon delivery pursuant to the Exchange Offer, will have been validly issued and delivered, and will constitute valid and binding obligations of the Company.

            (4) The Guarantees have been duly and validly authorized by each of the Guarantors and, when executed by the Guarantors in accordance with the Indenture and issued in exchange for Guarantees on the Original Notes as contemplated by the Registration Statement and the Prospectus, assuming due authentication of the Exchange Notes by the Trustee upon delivery pursuant to the Exchange Offer, will have been validly issued and delivered, and will constitute valid and binding obligations of the Guarantors.

      The opinion as to the enforceability of any entity's obligations under any instrument is limited by bankruptcy, fraudulent conveyance and transfer, insolvency, reorganization, moratorium, and other similar laws affecting creditors' rights generally and by general equitable principles.

      We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus.

                                       Very truly yours,

                                       /s/ QUARLES & BRADY

                                       QUARLES & BRADY

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Employee Solutions, Inc.
October 29, 1997
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Annex A

     ERC OF INDIANA, INC.
     ERC OF MINN, INC.
     ERC OF OHIO, INC.
     ESI AMERICA, INC.
     ESI-MIDWEST, INC.
     ESI RISK MANAGEMENT AGENCY, INC.
     EMPLOYEE RESOURCES CORPORATION
     EMPLOYEE SOLUTIONS-EAST, INC.
     EMPLOYEE SOLUTIONS-MIDWEST, INC.
     EMPLOYEE SOLUTIONS OF OHIO, INC.
     EMPLOYEE SOLUTIONS OF TEXAS, INC.
     GCK ENTERTAINMENT SERVICES I, INC.
     LOGISTICS PERSONNEL CORPORATION
     PHOENIX CAPITAL MANAGEMENT, INC.
     TALENT, ENTERTAINMENT AND MEDIA SERVICES, INC.